Exhibit 10.10

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ASP BDC LEV FACILITATION LLC

a Delaware limited liability company

August 5, 2025

i

SCHEDULES

Schedule A	Members and Capital Contributions

ii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ASP BDC LEV FACILITATION LLC

a Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ASP BDC LEV FACILITATION LLC, a Delaware limited liability company (the “Company”), is made and entered into as of August 5, 2025 by ADAMS STREET CREDIT SOLUTIONS FUND (F/K/A ADAMS STREET PRIVATE CREDIT BDC, LLC), a Delaware statutory trust, in its capacity as a member of the Company (the “Initial Member”) and in its capacity as the Designated Manager (as such term defined below), and is acknowledged and agreed to by the Independent Manager and Special Member (as such terms are defined below).

WHEREAS, the Initial Member has caused to be filed a Certificate of Formation with the Secretary of State of the State of Delaware to form the Company under and pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended from time to time (the “LLC Act”);

WHEREAS, the initial limited liability company agreement of the Company was entered into as of July 10, 2024, by and among the Company and the Initial Member;

WHEREAS, the amended and restated limited liability company agreement of the Company was entered into as of August 6, 2024, by and among the Company and the Initial Member (the “Original Agreement”);

WHEREAS, in accordance with the LLC Act, the Initial Member desires to amend and restate the Original Agreement in its entirety and enter into this Agreement to set forth the rights, powers and interests of the Members with respect to the Company and the Membership Interests therein and to provide for the management of the business and operations of the Company.

NOW, THEREFORE, the Initial Member agrees to continue the Company and hereby amend and restate the Original Agreement, which is replaced and superseded in its entirety by this Agreement, as follows:

ARTICLE I

GENERAL PROVISIONS

Section 1.01. Definitions; Interpretation. (a) Certain terms used in this Agreement are defined in this Section 1.01(a) or otherwise herein.

“Accounting Period” means any period that begins at the opening of business on the day following the end of a previous Accounting Period and ends at the close of business on the earlier of the next Adjustment Date, the end of a Fiscal Year and the date on which the Company is terminated.

“Adjustment Date” means (i) each day immediately prior to the day on which an additional Member is admitted to the Company as a Member and (ii) any other date reasonably believed by the Designated Manager to be appropriate so as to properly reflect the economic relationship among the Members.

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Loan Agreement, together with its successors and assigns, including any successor appointed pursuant to the terms of the Loan Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 60 days have elapsed after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if 60 days have elapsed after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 60 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.

“Book Value” means, with respect to any Company asset as of any date, such Company asset’s adjusted basis for Federal income tax purposes as of such date, except as follows: (i) on each Adjustment Date, the Book Value of each Company asset shall be adjusted to equal its Value on such Adjustment Date; and (ii) if the Book Value of a Company asset has been determined under clause (i) above, such Book Value shall thereafter be adjusted by the depreciation, cost recovery and amortization attributable to such Company asset assuming that the adjusted basis of such Company asset was equal to its Book Value determined under the methodology described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Business Day” means any day other than a Saturday or Sunday; provided that days on which banks are authorized or required to close in New York, New York or Chicago, Illinois shall not constitute Business Days.

“Capital Account” means with respect to each Member the account established and maintained for such Member on the books of the Company in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Member’s Capital Account balance shall initially equal the amount of cash and/or Value of property contributed by such Member, which initial Capital Account balance is on file with the Company. Throughout the term of the Company, each Capital Account will be (i) increased by the amount of (A) income and gains allocated to such Capital Account pursuant to Article III and (B) the amount of any cash and/or Value of property subsequently contributed to such Capital Account, and (ii) decreased by the amount of (A) losses and deductions allocated to such Capital Account pursuant to Article III and (B) the amount of cash and the Value of any other property distributed or transferred from such Capital Account.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Manager’s duties under this Agreement, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“Certificate of Formation” has the meaning set forth in Section 1.02 hereof.

“Code” has the meaning set forth in Section 3.01 hereof.

“Collection Date” has the meaning set forth in the Loan Agreement.

“Company” has the meaning set forth in the first paragraph hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests of such Person.

“Covered Person” has the meaning set forth in Section 9.01 hereof.

“Designated Manager” means the Manager designated as such by the Majority Members from time to time or as provided in Section 6.01 hereof for any period in which no such designation has been made.

“Equity Security” has the meaning set forth in the Loan Agreement.

“Fiscal Year” means the taxable year utilized by the Company for federal income tax reporting purposes, which shall be the calendar year (or a period of less than the full calendar year in the case of the Company’s formation or termination), unless a different period is required by law.

“Independent Manager” means a natural person who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Citadel SPV or, if none of those companies is then providing professional Independent Managers, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Company, the Member or the Designated Manager and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (a) a member, partner, equityholder, manager, director, officer or employee of the Company or any of its equityholders, the Designated Manager or Affiliates (other than as an Independent Manager of an Affiliate of the Company that is not in the direct chain of ownership of the Company and that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers or directors); (b) a creditor, supplier or service provider (including provider of professional services) to the Company, the Designated Manager or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers and other corporate services to the Company, the Designated Manager or any of its equityholders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Manager of the Company.

“Initial Member” has the meaning set forth in the first paragraph hereof.

“Investment Company Act” means the Investment Company Act of 1940.

“LLC Act” has the meaning set forth in the preamble.

“Loans” has the meaning set forth in the Loan Agreement.

“Loan Agreement” means the Loan and Security Agreement, dated August 6, 2024, by and among the Company, as borrower, the Initial Member, as seller, as equityholder and as the servicer, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as the Administrative Agent and Computershare Trust Company, N.A., as the collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Majority Members” means Members having Percentage Interests aggregating more than 50% of the aggregate Percentage Interests in the Company.

“Manager” has the meaning set forth in Section 6.01(a) hereof.

“Material Action” has the meaning set forth in Section 1.08 hereof.

“Member” means the Initial Member, as a member of the Company on the date of this Agreement, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include any Special Member.

“Membership Interest” has the meaning set forth in Section 5.01 hereof.

“Membership Interests Transfer Certificate” means a transfer certificate acceptable to the Designated Manager executed by the proposed transferee of a Membership Interest and delivered to the Designated Manager in accordance with Section 5.04(b) hereof.

“Net Income” and “Net Loss”, respectively, for any period means the income or loss of the Company for such period as determined in accordance with the method of accounting followed by the Company for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Company which are described in Code Section 705(a)(2)(B); provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any Company asset shall be computed as if the adjusted basis of such Company asset on the date of such disposition equaled its Book Value as of such date, (ii) if any Company asset is distributed in-kind to a Member, the difference between its Value and its Book Value at the time of such distribution shall be treated as gain or loss, (iii) any depreciation, cost recovery and amortization as to any Company asset shall be computed by assuming that the adjusted basis of such Company asset equaled its Book Value determined under the methodology described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3) and (iv) as to any Company asset held by the Company on an Adjustment Date the difference between such Company asset’s Book Value on such Adjustment Date and its Book Value immediately prior to such Adjustment Date shall be treated as gain or loss, as appropriate; provided, further, that any item (computed with the adjustments in the preceding proviso) allocated under Section 3.03 shall be excluded from the computation of Net Income and Net Loss.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Transaction Documents (other than contingent indemnification obligations for which no claim giving rise thereto has been asserted).

“Percentage Interest” with respect to each Member, as of any time of determination, means a fraction, expressed as a percentage, the numerator of which is the Capital Account balance of such Member, and the denominator of which is the aggregate Capital Account balances of all Members.

“Permitted Assets” means Loans (and the Related Security), Permitted Investments and Equity Securities and any property or instruments related thereto.

“Permitted Investments” has the meaning set forth in the Loan Agreement.

“Person” means an individual, partnership, corporation, business trust, trust, limited liability company, joint stock company, unincorporated association, sole proprietorship, joint venture, government (or any agency or subdivision thereof) or any other entity.

“Related Security” means any related property, insurance policies, guarantees, letters of credit, warrants, other forms of security relating thereto or other agreements or arrangements of whatever character from time to time supporting or securing payment of Permitted Assets and any proceeds or further rights associated with Permitted Assets.

“Revised Partnership Audit Provisions” means Sections 6221 through 6241 of the Code, including any other Code provisions with respect to the same subject matter as Sections 6221 through 6241, and any regulations promulgated or proposed under any such Sections and any administrative guidance with respect thereto.

“Satisfaction Date” has the meaning set forth in Section 1.07 hereof.

“Securities Act” means the Securities Act of 1933.

“Special Member” has the meaning set forth in Section 4.02(b) hereof.

“Special Purpose Provisions” mean, collectively, Sections 1.05, 1.07, 1.08, 4.02(b), 5.02, 5.04(b), 5.05, 6.01(b), 6.01(f), 6.05, 6.06, 8.01, 8.03, 9.07, 10.01, 10.06, 10.07 and any defined term contained in Section 1.01 to the extent such term is used in any of the foregoing sections including, but not limited to, the definition of “Independent Manager”.

“Tax Matters Partner” has the meaning set forth in Section 3.09 hereof.

“Transaction Documents” means, collectively, this Agreement, the Loan Agreement, each agreement entered into by the Company from time to time in connection with the acquisition of Loans and Related Security, the sale or pledge of interests therein and the issuance of notes (or other incurrence of indebtedness) and other securities, and all other documents, instruments and certificates delivered in connection therewith.

“Value” of any non-cash capital contribution made by a Member to the Company or of any asset of the Company, as the case may be, as of any date, means the fair market value of such asset as determined by the Designated Manager in good faith. Any determination of the Value or of the fair market value of any such non-cash capital contribution or of any such asset of the Company made in good faith by the Designated Manager shall be binding on the Members for all purposes of this Agreement.

(b) Unless a contrary intention appears in this Agreement:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable in the context of a particular Transaction Document, only if such successors and assigns are permitted thereunder;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) reference to any agreement (including this Agreement or any Transaction Document), document or instrument means such agreement, document or instrument, together with all schedules, exhibits and annexes thereto, in each case as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement or the other Transaction Documents;

(vi) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect including those constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vii) the words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(viii) Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and

(ix) the term “including” shall mean “including without limitation.”

Section 1.02. Name. The name of the Company is “ASP BDC Lev Facilitation LLC”. The name of the Company may be changed from time to time by the Designated Manager with the prior written consent of the Majority Members and the filing of an appropriate amendment to the certificate of formation of the Company with the Secretary of State of the State of Delaware (the “Certificate of Formation”) as required by the LLC Act.

Section 1.03. Registered Agent and Office; Other Offices; Filings and Qualifications.

(a) The registered agent and registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Designated Manager may change the registered agent and the registered office of the Company from time to time to another registered agent and registered office in the State of Delaware.

(b) The Company’s principal office is located at One North Wacker Drive, Suite 2700, Chicago, IL 60606. The Company may move its principal office, and may have other offices, at any place or places within or outside the State of Delaware as determined from time to time by the Designated Manager, subject to compliance by the Company with the applicable requirements of any Transaction Document.

Section 1.04. Term. The Company was formed and commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware. The Company shall have a perpetual term until dissolved as provided herein. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the LLC Act.

Section 1.05. Purpose.

(a) The sole purpose to be conducted or promoted by the Company is to engage in the following activities:

(i) to acquire (including by way of capital contribution), own, hold, sell, transfer, participate, service, foreclose on, exercise rights or remedies under, syndicate, invest in, convey, safe keep, dispose of, pledge, assign, secure, borrow money against, finance or otherwise deal with from time to time, publicly or privately and whether with unrelated third parties or with affiliated entities, the Permitted Assets;

(ii) to enter into and perform its obligations under the Transaction Documents and the other agreements, instruments and notes to be delivered from time to time in connection therewith, including any agreement to which it is a party pursuant to which or in connection therewith any Loans are acquired or sold;

(iii) to take any and all other action necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Company to do business as a foreign limited liability company in any other state in which such qualification is required;

(iv) to establish bank accounts as are necessary, convenient or advisable to accomplish the activities set forth herein or in the Transaction Documents or any other agreements;

(v) to contract with third parties to provide services as may be required from time to time by the Company, including legal, investment, accounting, data processing, administrative and management services;

(vi) to invest the proceeds derived from the pledge, financing, sale or ownership of the Permitted Investments and to make distributions to the Members, in each case as determined by the Designated Manager and to the extent not prohibited by the Transaction Documents; and

(vii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) The Company, by or through the Designated Manager (or any duly authorized officer or signatory appointed by the Designated Manager) on behalf of the Company, may enter into, perform and from time to time amend (except as otherwise expressly restricted in this Agreement or in the Transaction Documents), the Transaction Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the LLC Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Designated Manager (or any duly authorized officer or signatory appointed by the Designated Manager) to enter into other agreements on behalf of the Company.

Section 1.06. Limited Liability Company Agreement; Certificate of Formation. This Agreement shall constitute a “limited liability company agreement” within the meaning of the LLC Act. Eric R. Mansell, as an authorized person within the meaning of the LLC Act, has caused a certificate of formation of the Company to be executed and filed in the office of the Secretary of State of the State of Delaware on June 28, 2024 (such execution and filing being hereby ratified and approved in all respects). Effective as of the date hereof, his/her powers as an “authorized person” ceased, and the Designated Manager thereupon became a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the LLC Act. The Designated Manager (or any duly authorized officer or signatory appointed by the Designated Manager) on behalf of the Company shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company’s operations so require.

Section 1.07. Separate Existence. Except for financial reporting purposes (to the extent consolidated reports including the Company are required by generally accepted accounting principles) and for federal income tax purposes if required by the Code and regulations thereunder, and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, the Members and the Managers shall take all steps necessary to continue the identity of the Company as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Members, Affiliates of the Members or any other Person, and that the Company is not a division of any of the Members, Affiliates of the Company or any other Person. In that regard, prior to the date on which the Obligations are paid and discharged and the commitments of the lenders under the Loan Agreement are terminated (the “Satisfaction Date”), the Company shall not:

(a) engage in any business activity other than the activities that are permitted pursuant to Section 1.05 hereof;

(b) acquire or own any assets other than the Loans and incidental property as may be necessary for the operation of the Company and the performance of the Company’s obligations under the Transaction Documents including, without limitation, capital contributions which it may receive from the Members;

(c) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer, sell, exchange, pledge or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions of the Loan Agreement), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by the Loan Agreement, change its legal structure, or jurisdiction of formation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Collection Date;

(d) except as otherwise permitted by Section 1.07(c), fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the Special Purpose Provisions, or fail to observe Delaware limited liability company formalities;

(e) form, acquire or own any subsidiary, own any equity interest in any other entity or make any investment in any Person (except as permitted by the Loan Agreement), without the prior written consent of the Administrative Agent;

(f) commingle or pool its funds or assets with the assets of any of its Affiliates, or of any other Person and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Loan Agreement;

(g) incur or assume any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Obligations, except for accrued expenses and payables in the ordinary course of its business which are paid when due;

(h) become insolvent or fail to pay its debts, expenses and liabilities from its assets as the same shall become due;

(i) fail to maintain its accounts, records, books of account and bank accounts separate and in its own name and apart from those of any other Person;

(j) enter into any contract or agreement with any Person (other than the Transaction Documents), except to the extent permitted under the Loan Agreement and upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person;

(k) seek its dissolution or winding up in whole or in part or divide or permit any division of the Company;

(l) fail to correct any known misunderstandings regarding the separate identities of the Company and the Members or any other Person;

(m) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(n) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity of the Person with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(o) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p) except as may be required by the Code and regulations thereunder or other applicable state or local tax law, hold itself out as or be considered as a department or division of any of its principals or Affiliates, any Affiliate of a principal or of any other Person;

(q) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person, provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliates so long as (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from such Person and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Person or any other Person and (b) such assets shall also be listed on the Company’s own separate balance sheet;

(r) fail to pay its own liabilities and expenses only out of its own funds;

(s) fail to maintain a sufficient number of employees or to pay the salaries of its own employees, if any, in light of its contemplated business operations;

(t) except in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Loan with respect to which an obligor is or would thereby become an Affiliate, acquire the obligations or securities issued by its Affiliates or members (unless approved by the Administrative Agent in its sole discretion);

(u) acquire the obligations or securities of its Affiliates or partners;

(v) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(w) to the extent used in its business, fail to use separate stationery, invoices and checks bearing its own name;

(x) pledge its assets to secure the obligations of any other Person;

(y) fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and regulations, and pay any taxes required to be paid under applicable law;

(z) fail at any time to have at least one Independent Manager, except while a vacancy is being filled as required by Section 6.01(b) hereof;

(aa) fail to ensure that all limited liability company actions relating to the appointment, maintenance or replacement of the Independent Manager are complied with; or

(bb) breach any of its obligations set forth in Section 1.08 hereof.

Failure of the Company, or any Member or Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of a Member or a Manager.

Section 1.08. Limitation on Certain Activities. Notwithstanding any other provisions of this Agreement, prior to the Satisfaction Date, the Company shall not, without the prior unanimous affirmative vote of each Member and the prior unanimous affirmative vote of all of the Managers, including the Independent Manager (provided, however, that the Managers may not vote on or authorize the taking of any action set forth in this Section 1.08 (any such action, a “Material Action”), unless there is at least one Independent Manager appointed pursuant to, and in compliance with, each of the provisions of this Agreement and then serving in such capacity, and any taking or purported taking of any Material

Action that is not in strict compliance with this Section 1.08 shall be void and of no effect) to the fullest extent permitted by law, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any Company action in furtherance of any such action.

Section 1.09. No State Law Partnership. Other than for tax purposes as provided herein and if applicable, no provisions of this Agreement shall be deemed or construed to constitute a partnership (including a limited partnership) or joint venture, or any Member a partner or joint venturer of or with any other Member, Manager or the Company, for any purposes.

Section 1.10. Limitation on Liability. Except as otherwise provided by the LLC Act and except as otherwise characterized for tax and financial reporting purposes, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Special Member or Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or a Manager of the Company.

ARTICLE II

CAPITAL; EQUITY ACCOUNT

Section 2.01. Initial Capital. The capital of the Company shall be the sum of cash and the Value of other property contributed to the Company by the Initial Member in the amount set out opposite the name of the Initial Member on Schedule A hereto, as amended from time to time and incorporated herein by this reference. If an additional Member is admitted to the Company so that the Company ceases to be treated as a disregarded entity and becomes treated as a partnership for federal income tax purposes, then for federal income tax purposes (i) if the additional Member purchased a portion of the interest of the Initial Member (or its successor), the additional Member shall be treated as having purchased an undivided interest in the assets of the Company and the Initial Member shall be treated as having retained the remaining undivided interest and the Initial Member and the additional Member shall be deemed to contribute their undivided interests in the assets to the Company for their interests in the Company and each Member’s Capital Account balance shall equal the fair market values of the undivided interests it shall be deemed to have contributed (net of liabilities secured by the contributed interests that the Company is treated as assuming or taking pursuant to the provisions of Section 752 of the Code) and (ii) if the additional Member contributes cash or property to the Company, then the Initial Member shall be deemed to contribute all the assets of the Company and each Member’s Capital Account balance shall equal the amount of cash or the fair market values of the assets each shall be deemed to have contributed (net of liabilities secured by the contributed interests that the Company is treated as assuming or taking pursuant to the provisions of Section 752 of the Code).

Section 2.02. Additional Capital Contributions. No Member shall be required to make any additional capital contributions to the Company. However, any Member may make additional capital contributions to the Company in cash or in other property at any time. To the extent that a Member makes an additional capital contribution to the Company, (i) if the capital contribution includes property other than cash, the Designated Manager shall determine the Value thereof as of the date of such capital contributions and (ii) the Designated Manager shall revise Schedule A of this Agreement. The provisions of this Section 2.02 are intended solely to benefit the Members and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. Each capital contribution will be reflected by the Designated Manager in the appropriate books and records of the Company.

ARTICLE III

ALLOCATIONS; BOOKS

Section 3.01. Status of the Company. The Company shall comply with the applicable provisions of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute (the “Code”) and the applicable Treasury Regulations thereunder in the manner necessary to effect the intention of the parties that the Company be treated, for federal income tax purposes, (i) so long as it has a single Member, as a disregarded entity that is not separate from its sole Member and (ii) as long as it has more than a single Member, as a partnership pursuant to Treasury Regulations Sections 301.7701-1 et seq. and that the Company be accorded such treatment until its dissolution pursuant to Article VIII hereof and shall take all actions, and shall refrain from taking any action, required by the Code or Treasury Regulations thereunder in order to maintain such status of the Company.

Section 3.02. Allocations of Net Income and Net Loss. (a) As long as the Company has a single Member it will be taxed as a disregarded entity for federal income tax purposes under Section 301.7701-3(b)(1) of the Treasury Regulations and all Net Income and Net Loss of the Company shall be taken into account by its sole Member.

(b) If the Company has more than one Member and is taxed as a partnership, the Company’s Net Income and Net Loss for any Accounting Period shall be allocated to the Members in proportion to their Percentage Interests.

Section 3.03. Other Allocation Provisions. (a) The Members intend that the allocations pursuant to Section 3.02 be equivalent to allocations that have or are deemed to have “substantial economic effect” within the meaning of Treasury Regulations Sections 1.704-1(b) and 1.704-2, and the Designated Manager shall make such allocations pursuant to this Section 3.03 as it believes are reasonably necessary to meet the requirements of such Regulations, including without limitation the allocations required by the minimum gain provisions, allocation of partner nonrecourse deductions and partnership non recourse deductions and the qualified income offset provisions of such Regulations.

(b) Except to the extent otherwise required by the Code and Treasury Regulations, if one or more Membership Interests in the Company is transferred in any Accounting Period, the items of income, gain, loss, deduction and credit allocable to such Membership Interests for such Accounting Period shall be apportioned between the transferor and the transferee in proportion to the number of days in such Accounting Period such Membership Interests are held by each of them, except, that if they agree between themselves and so notify the Company within 30 days after the transfer, then at their option and expense, (i) all items or (ii) extraordinary items, may be allocated to the Person that held such Membership Interests on the date such items were realized or incurred by the Company.

Section 3.04. Allocations of Taxable Income and Loss. The income, gains, losses, deduction and credits of the Company for any Fiscal Year shall be allocated to the Members in the same manner Net Income and Net Loss were allocated to the Members for all Accounting Periods ending with or within such Fiscal Year pursuant to Sections 3.02 and 3.03; provided, however, that solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to any Company asset properly carried on the Company’s books at a value other than the tax basis of such Company asset shall be allocated in a manner determined in the discretion of the Designated Manager, so as to take into account (consistently with Code Section 704(c) principles) the difference between such Company asset’s book basis and its tax basis.

Section 3.05. Withholding. The Company shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be, at the option of the Tax Matters Partner, either a distribution to or a demand loan by the Company to that Member in the amount of the withholding. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount was deemed to be a demand loan, the Company may, at its option, (a) at any time require the applicable Member to repay such loan in cash or (b) at any time reduce any subsequent distributions by the amount of such loan. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

Section 3.06. Books of Account. At all times during the continuance of the Company, the Company shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles, using the Fiscal Year. In addition, the Company shall keep all records required to be kept pursuant to the LLC Act.

Section 3.07. Access to Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company’s principal place of business, and the Members, and their duly authorized representatives, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

Section 3.08. Annual Tax Information. The Designated Manager shall cause the Company to deliver to each Member all information necessary for the preparation of such Member’s federal income tax return.

Section 3.09. Tax Matters Partner. For purposes of Code Section 6231(a)(7), if the Company is taxed as a partnership, the “Tax Matters Partner” shall be the Member owning the largest Percentage Interest in the Company. For taxable years after December 31, 2017, the Member owning the largest Percentage Interest in the Company will be designated as the “partnership representative” as described in Code Section 6223 of the Revised Partnership Audit Provisions (the “Partnership Representative”). The Tax Matters Partner or Partnership Representative, as applicable, is specifically directed and authorized to take whatever steps may be necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. The Tax Matters Partner or Partnership Representative, as applicable, shall communicate and negotiate with the Internal Revenue Service on any federal tax matter on behalf of the Members and the Company. For taxable years after December 31, 2017, the Partnership Representative shall cause the Company, to the extent eligible, to make the election under Code Section 6221(b) with respect to determinations of adjustments at the partnership level and take any other action such as disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, to the extent applicable, the Partnership Representative shall cause the Company to make the election under Code Section 6226(a) with respect to the alternative to payment of imputed underpayment by the Company and take any other action such as filings, disclosures and notifications necessary to effectuate such election.

ARTICLE IV

MEMBERS

Section 4.01. Powers. Except as otherwise expressly set forth in this Agreement, the Members (in their capacities as such) shall have no right or power to, and shall not, take part in the management of the Company. The Members (in their capacities as such) in no event shall have the power to sign for or bind the Company.

The Majority Members shall have the power to select and remove any Manager as provided in and subject to the conditions of Article VI and any and all officers (if any), agents and employees (if any) of the Company, prescribe such powers and duties for them as may be consistent with the LLC Act, any other applicable law and this Agreement, and fix their compensation, but shall not require from them security for faithful service. Unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed), no Independent Manager may be removed or expelled except for Cause.

Section 4.02. Initial Member; Special Member.

(a) The Initial Member of the Company is set forth in the first paragraph of this Agreement.

(b) At any time when there is only one Member of the Company and an event occurs that causes such Member to cease to be a Member of the Company (other than upon continuation of the Company without dissolution upon an assignment by such Member of all of its limited liability company interest in the Company and the admission of a transferee pursuant to Sections 5.04 and 5.05), the Independent Manager pursuant to the terms of this Agreement shall continue to serve as an Independent Manager and, in addition, without any action of any Person and simultaneously with such Member ceasing to be a Member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as an Independent Manager pursuant to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets (and no Special Member shall be treated as a member of the Company for federal income tax purposes). Pursuant to Section 18-301 of the LLC Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the LLC Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each Person acting as an Independent Manager pursuant to this Agreement shall execute a counterpart to this Agreement. Prior to his or her admission to the Company as Special Member, each Person acting as an Independent Manager pursuant to this Agreement shall not be a member of the Company. A “Special Member” means, upon such Person’s admission to the Company as a member of the Company pursuant to this Section 4.02(b), a Person acting as Independent Manager, in such Person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement. For purposes of this Agreement, a Special Member is not included within the defined term “Member.”

Section 4.03. Other Ventures. Notwithstanding any duty otherwise existing at law or in equity, but subject to the limitations contained in this Agreement with respect to the Independent Manager, it is expressly agreed that the Members, the Special Member, the Managers and any Affiliates, officers, directors, managers, stockholders, partners or employees thereof, may engage in other business ventures of any nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

Section 4.04. Actions by the Members. All actions of the Members may be taken by written consent of the Members (which shall be signed on behalf of each Member which is an entity by an authorized officer, general partner or manager of each such Member) which is filed with the records of the Company.

ARTICLE V

MEMBERSHIP INTERESTS

Section 5.01. General; Qualifications for Membership. “Membership Interest” means the limited liability company interest of a Member in the Company. A Membership Interest constitutes personal property and, subject to Section 5.04, shall be freely transferable and assignable upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by this Agreement. No Membership Interest shall be held by a Person who is not (i)(x) a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act, or (y) a company, each of whose beneficial owners is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act, (ii) an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and (iii) a “United States person” as defined in section 7701(a)(30) of the Code.

Section 5.02. Distributions. The Members shall be entitled to receive, out of the assets of the Company legally available therefor, and in proportion to their Percentage Interests, distributions payable in cash in such amounts, if any, as the Designated Manager shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not, and shall not be required to, make a distribution to the Members on account of their interests in the Company if such distribution would violate Section 18-607 of the LLC Act or any other applicable law or the Loan Agreement.

Section 5.03. Rights on Liquidation, Dissolution or Winding Up. (a) In the event of any liquidation, dissolution or winding up of the Company, the Members shall be entitled to all remaining assets of the Company available for distribution to the Members after satisfaction (whether by payment or reasonable provision for payment) of all liabilities, debts and obligations of the Company in accordance with Section 8.04.

(b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Person or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 5.03.

Section 5.04. Transfer of Membership Interests. (a) Upon the written consent of the Designated Manager in its sole discretion, a Member may transfer its Membership Interest, in whole or in part, but the transferee shall not be admitted as a Member except in accordance with Section 5.05. Until the transferee is admitted as a Member, the transferring Member shall continue to be a Member of the Company (subject to Section 4.02) and to be entitled to exercise any rights or powers of a Member of the

Company with respect to the Membership Interest transferred. Notwithstanding anything contained herein to the contrary and to the fullest extent permitted by law, a Member may not transfer any Membership Interest in violation of any provision of this Agreement or in violation of any applicable federal or state securities laws and no transfer will be permitted if such transfer would (i) result in the Company’s assets being considered “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, (ii) result in a violation of any applicable federal or state securities law, (iii) require the Company to register as an investment company under the Investment Company Act, (iv) require the Company, the Designated Manager or any Affiliate thereof to register as an investment adviser under the Investment Advisers Act of 1940, as amended, (v) result in a termination of the Company’s status either as a disregarded entity or as a partnership, other than a publicly traded partnership, for tax purposes, (vi) result in a violation of any law, rule or regulation by the Company or result in a breach of any obligations of the Company relating to transfers set forth in the Transaction Documents or (vii) be inconsistent with Section 3.01.

(b) The Designated Manager shall not consent to any transfer of a Membership Interest (or portion thereof) unless (i) it shall have received an executed Membership Interest Transfer Certificate from the proposed transferee and such other instruments, certificates and opinions as the Designated Manager may reasonably request be provided, or cause to be provided, by the proposed transferor or the proposed transferee, and (ii) prior to the Satisfaction Date, such transfer does not cause the Company to violate its obligations under the Transaction Documents.

(c) To the fullest extent permitted by law, any purported transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the transfer contemplated thereby.

Section 5.05. Admission of Transferee as Member. One or more additional members of the Company may be admitted to the Company with the written consent of the Initial Member; provided, however, that prior to the Satisfaction Date, no additional Member may be admitted to the Company except as provided in Section 4.02(b) (unless otherwise consented to by the Administrative Agent or permitted by the Transaction Documents). An additional member and a transferee of a Membership Interest desiring to be admitted as a Member must execute a counterpart of, or an agreement adopting, this Agreement. Provided the transfer complies with the provisions of Section 5.04, such admission shall be deemed effective at the time of the transfer designated by the Designated Manager and, if the transfer is of all of a Member’s Membership Interest, immediately following such admission, the transferor Member (in the case of a transfer of all of such transferor Member’s interest) shall cease to be a member of the Company. Upon admission of an additional member or transferee as a Member, such additional transferee shall have the rights, powers and duties and shall be subject to the restrictions and obligations of a Member under this Agreement and the LLC Act.

ARTICLE VI

MANAGERS

Section 6.01. Managers. (a) “Manager” means each Person designated as a Manager from time to time by the Majority Members, in their capacity as managers of the Company within the meaning of the LLC Act, including the Designated Manager and, solely where expressly provided herein, the Independent Manager. Subject to the terms of this Agreement, the Majority Members may determine at any time the number of Managers; provided, that, except while a vacancy is being filled as provided in Section 6.01(b), at all times that any Obligations are outstanding, the Company shall have at least one Independent Manager appointed by the Majority Members. The initial number of Managers is two, the Designated Manager and the Independent Manager.

(b) Prior to the Satisfaction Date, the Majority Members shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Majority Members. Unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed), no Independent Manager may be removed or expelled except for Cause. To the fullest extent permitted by law, including Section 18-1101(c) of the LLC Act, the Independent Manager shall consider only the interests of the Company and its respective creditors (including the secured parties under the Transaction Documents) and, to the fullest extent permitted by law, shall have no duty to consider the interests of the Members, in acting or otherwise voting on the matters for which its vote is required as described herein. Upon the death, resignation or removal of the Independent Manager, the Majority Members shall appoint a successor Independent Manager in accordance with the terms of this Agreement. No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his, her or its appointment as an Independent Manager by a written instrument, and (ii) shall have executed a counterpart to this Agreement as required by Section 4.02(b). In the event of a vacancy in the position of Independent Manager, the Majority Members shall, as soon as practicable, but with two Business Days’ prior written notice to the Administrative Agent, appoint a successor Independent Manager. Any appointment of a successor or additional Independent Manager by the Majority Members not in strict compliance with this Section 6.01(b) shall be void and of no effect. All right, power and authority of an Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. In considering whether to give or withhold written consent to a Material Action, each Independent Manager, with the consent of the Majority Members (which consent the Majority Members hereby give and believe to be in the best interests of the Members and the Company), shall consider (i) the interests of the Company’s creditors (including the secured parties under the Transaction Documents) in addition to the interests of the Company, (ii) whether the Company is insolvent and (iii) whether resort to a Material Action is necessary to address the Company’s insolvency or similar financial problems and/or to protect the interests of (or to provide material benefit to) such parties. No Independent Manager shall have any duty to give such written consent to a Material Action if such Independent Manager shall not have been furnished (at the expense of the Company) a letter from an independent accounting firm (or similar valuation firm) of national reputation stating that in the opinion of such firm the Company is then insolvent or suffering from similar financial problems. No Independent Manager shall be personally liable to any Member on account of such Independent Manager’s good faith reliance on the provisions of this Section 6.01(b), and no Member shall have any claim for breach of fiduciary duty or otherwise against any Independent Manager for withholding his, her or its consent to any Material Action. The Company shall pay, directly or indirectly, the Independent Manager’s annual fee. Such fee shall be determined without regard to the income of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company.

(c) Except as otherwise expressly provided in Section 1.08 or to the extent delegated to officers and agents under Section 6.10, the Designated Manager shall have full and exclusive management and control of the business of the Company and shall make all decisions affecting the business and affairs of the Company and take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein and permitted hereunder and shall (i) be responsible for the day-to-day operation and management of the business and affairs of the Company and (ii) make all decisions, and take or cause to be taken all such actions, on behalf of the Company or otherwise as are necessary in connection with the operation and management of the Company in the ordinary course of business. The Designated Manager is an agent of the Company’s business, and the actions of the Designated Manager taken in such capacity and in accordance with this Agreement shall bind the Company. The Members, as such, shall not take part in the management of the Company except as otherwise expressly provided in this Agreement.

(d) Only the Designated Manager (or any officers or authorized signatories appointed pursuant to Section 6.10) shall have the authority to bind the Company and no Member, in its capacity as such, nor the Independent Manager, shall have the authority to bind the Company.

(e) The Initial Member hereby appoints Adams Street Credit Solutions Fund to act as Designated Manager hereunder and Adams Street Credit Solutions Fund hereby accepts such appointment and agrees to act as Designated Manager hereunder. The Initial Member hereby appoints Orlando Figueroa as the Independent Manager hereunder and Orlando Figueroa hereby accepts such appointment and agrees to act as Independent Manager hereunder. Each Manager, including the Independent Manager, is hereby deemed to be a “manager” of the Company within the meaning 18-101(10) of the LLC Act. Each Manager designated by the Majority Members shall hold office until a successor is elected and qualified and accepts such appointment or until such Manager’s earlier death, resignation, expulsion or removal. Each Manager shall be obliged to devote only as much of their time to the Company’s business as shall be reasonably required in light of the Company’s business and objectives. A Manager shall perform his, her or its duties as a Manager in good faith, in a manner he, she or it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent Person in a like position would use under similar circumstances.

(f) Except for duties to the Company as set forth in Section 6.01(b) (including duties to the Members and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Members, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Manager shall not have any fiduciary duties to the Members, any officer or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

Section 6.02. Powers of the Designated Manager. Subject to Section 1.08, the Designated Manager shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Designated Manager to be necessary or appropriate to effectuate the business, purposes and objectives of the Company. Without limiting the generality of the foregoing, the Designated Manager shall have the power and authority to:

(i) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

(ii) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including all documents, agreements and instruments related thereto and the consummation of all transactions contemplated thereby.

The expression of any power or authority of the Designated Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

Section 6.03. Designated Manager as Attorney-in-Fact. Provided that the approvals required under Section 1.08 with respect thereto, if any such approvals are then so required, have been obtained, each of the Members hereby irrevocably makes, constitutes and appoints the Designated Manager, with full power of substitution and resubstitution, its true and lawful attorney-in-fact, for it and in its name, place, and stead and for its use and benefit, to make, sign, execute, certify, acknowledge, swear, file, and record: (a) all limited liability company certificates, and assumed name or similar certificates which the Designated Manager deems necessary in its reasonable discretion to be filed by the Company under the laws of the State of Delaware or any other state or jurisdiction in which the Company is doing or intends to do business; (b) any and all amendments, restatements or changes to the instruments described in clause (a), as now or hereafter amended, which the Designated Manager may deem necessary in its reasonable discretion to effect a change or modification of the Company in accordance with the terms of this Agreement, including amendments, restatements or changes to reflect (i) any amendments adopted by the Members in accordance with the terms of this Agreement and (ii) the disposition by any Member of its interest in the Company; (c) all certificates of cancellation and other instruments which the Designated Manager deems necessary in its reasonable discretion to effect the dissolution and termination of the Company pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company. Each of the Members authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

Section 6.04. Compensation. The Independent Manager shall receive such compensation for its services as may be agreed from time to time by the Independent Manager and the Company. To the extent permitted by applicable law, the Company may pay, or reimburse any Manager for, out-of-pocket expenses incurred by such Manager in connection with its services rendered to the Company. Any such compensation, payment or reimbursement shall be determined by the Designated Manager without regard to the income of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company. No such compensation, payment or reimbursement shall preclude the Designated Manager from serving the Company in any other capacity and receiving compensation therefor.

Section 6.05. Removal of Managers. (a) Subject to Sections 1.07(y), 6.01 and 6.06, the Majority Members may remove any Manager with or without cause at any time; provided, however, that unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed), the Independent Manager shall not be removed or expelled except for Cause; provided, further, that an Independent Manager’s unwillingness to approve a Bankruptcy of the Company or any other Material Action shall not constitute “cause” for removal or expulsion of such Independent Manager.

(b) Subject to Sections 1.07(y), 6.01, 6.06 and this Section 6.05, any removal of a Manager shall become effective on such date as may be specified by the Majority Members in a notice delivered to the removed Manager, any remaining Managers and the replacement Manager designated to replace the removed Manager; provided that the removal of a Manager in any event shall not be effective on a date earlier than the date such notice is delivered and the replacement Manager accepts such appointment. Should a Manager be removed who is also a Member, such Member shall continue to participate in the Company as a Member and receive its share of the Company’s income, gains, losses, deductions and credits pursuant to this Agreement.

Section 6.06. Resignation of Manager. A Manager, other than the Independent Manager, may resign or withdraw as a Manager at any time by 30 days’ prior written notice to the Members. To the fullest extent permitted by law, the Independent Manager may not withdraw or resign as a Manager of the Company without the consent of the Majority Members and any such withdrawal or resignation shall be subject to Section 6.01(b). Upon any removal or resignation of the Designated Manager, the Member owning the largest Percentage Interest in the Company shall assume all power and authority given to the Designated Manager under this Agreement until such time as the Majority Members select a replacement Designated Manager.

Section 6.07. Meetings of the Managers. The Managers may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Managers may be held without notice at such time and at such place as shall from time to time be determined by the Designated Manager. Special meetings of the Managers with respect to matters which require the action, vote or consent of the Independent Manager may be called by the Designated Manager on not less than one day’s notice to each Manager by telephone, facsimile, mail, email or any other means of communication, and special meetings shall be called by the Designated Manager in like manner and with like notice upon the written request of any one or more of the Managers. The Independent Manager need not participate in any such meeting except if the meeting relates to matters on which the action, vote or consent of the Independent Manager is required hereunder. Notwithstanding any other provision in this Agreement and for the avoidance of doubt, actions permitted to be taken by the Designated Manager without any action, vote or consent of the Independent Manager may be taken by the Designated Manager without need to call a meeting or give any notice to, or without any vote or consent of, the Independent Manager with respect thereto.

Section 6.08. Electronic Communications. Managers may participate in meetings of the Managers by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.09. Limitations on the Independent Manager. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.

Section 6.10. Officers; Authorized Signatories. The Designated Manager may, from time to time, as it deems advisable, appoint officers of the Company and assign in writing titles (including, without limitation, President, Corporate Vice President, Secretary and Treasurer) to any such person. In addition, the Designated Manager may, from time to time, as it deems advisable, appoint persons as authorized signatories on behalf of the Company to execute and deliver any and all documents on behalf of the Company to the extent consistent with this Agreement and approved by the Designated Manager. Unless the Designated Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All references in this Agreement to the authority of the Designated Manager to execute and deliver any document or other instrument shall be deemed to include any officer or authorized signatory appointed by the Designated Manager hereunder. Any appointment or delegation pursuant to this Section 6.10 may be revoked at any time by the Designated Manager. As of the date hereof, the Designated Manager hereby designates and appoints each of the following persons as authorized signatories on behalf of the Company pursuant to this Section 6.10: Stephen Baranowski (at all times prior to August 20, 2025), Steven Montag and Eric R. Mansell.

Section 6.11. Non-Petition. Prior to the Satisfaction Date, each Manager and each Member agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to such Manager or Member by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

ARTICLE VII

EXPENSES

Section 7.01. Expenses. Except as otherwise provided in this Agreement or the Transaction Documents, the Company shall be responsible for all of its own expenses and the allocation thereof (and shall reimburse any such expenses incurred by a Member or by the Designated Manager on behalf of the Company).

ARTICLE VIII

DISSOLUTION, LIQUIDATION AND WINDING-UP

Section 8.01. Dissolution.

(a) Pursuant to Section 18-801 of the LLC Act and subject to Section 1.08 and this Section 8.01, the Company shall be dissolved and its affairs shall be wound up upon the occurrence of the earlier of the following events:

(i) subject to Section 4.02(b), the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company unless the business of the Company is continued without dissolution in a manner permitted by the LLC Act or this Agreement; or

(ii) the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the LLC Act, following any action with respect thereto taken by the Majority Members and the Managers pursuant to and in accordance with the terms of this Agreement and as otherwise permitted by the Transaction Documents.

(b) The death, retirement, resignation, expulsion or dissolution of any Member of the Company or the occurrence of any other event that terminates the continued membership of any Member of the Company shall, in and of itself, not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event the Company shall be continued without dissolution. Subject to Section 4.02(b), upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member of the Company in the Company. Notwithstanding any other provision of this Agreement, the Bankruptcy or dissolution of a Member or a Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution and it shall not be wound up. To the fullest extent permitted by law, each Member of the Company hereby waives any right that it may have under applicable law to reject this Agreement (as an executory contract or otherwise) in any proceeding involving or relating to the Bankruptcy of the Members or any Special Member of the Company, or the occurrence of an event that causes any Member or a Special Member to cease to be a member of the Company.

Section 8.02. Accounting. In the event of the dissolution, liquidation and winding up of the Company, a proper accounting shall be made of the Net Income or Net Loss of the Company from the date of the last previous Accounting Period to the date of dissolution.

Section 8.03. Winding Up, Liquidation and Distribution of Assets. Upon the occurrence of any event specified in Section 8.01, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, and, prior to the Satisfaction Date, in accordance with the Transaction Documents, retaining its assets and servicing its indebtedness or liquidating its assets and satisfying the claims of its creditors, as applicable; provided, however, that, prior to the Satisfaction Date, no Member or the Company shall liquidate the assets of the Company pledged under the Transaction Documents, except as permitted by the Transaction Documents. The Designated Manager shall be responsible for overseeing the winding up and, if applicable, liquidation of the Company and shall take full account of the liabilities of the Company and its assets. If the Company is being liquidated, the Designated Manager shall either cause its assets to be sold or distributed, and, if sold, as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 8.04. The expenses incurred by the Designated Manager in connection with winding up the Company, all losses or liabilities of the Company incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the Designated Manager in connection with such winding up shall be borne by the Company. The Designated Manager shall not be liable to the Members or any other Person for any loss attributable to any act or omission of the Designated Manager taken in good faith in connection with the liquidation of the Company and distribution of its assets. The Designated Manager may consult with counsel and accountants with respect to the winding up, retention of assets and servicing of indebtedness or liquidation of the Company and distribution of its assets, as applicable, and shall be justified in acting or omitting to act in accordance with the advice or opinion of such counsel or accountants, provided they shall have been selected with reasonable care. All references in this Section 8.03 to the Designated Manager shall include any officer duly appointed by the Designated Manager.

Section 8.04. Order of Payment of Liabilities Upon Dissolution.

(a) After determining all debts and liabilities of the Company, including all contingent, conditional or unmatured liabilities of the Company, in the process of winding-up, including debts and liabilities to the Members in the event that a Member (in its capacity as such) is a creditor of the Company, the Designated Manager (or any authorized officer) shall distribute the proceeds of the liquidation of the Company’s assets and any other remaining, unliquidated assets in the following order of priority:

(i) to the creditors of the Company, excluding Members who are creditors, to the extent permitted by law, in satisfaction of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof);

(ii) to Members who are creditors of the Company in satisfaction of Company liabilities, indebtedness and other obligations, including, without limitation, the repayment of principal of and interest on loans made by Members to the Company (whether by payment or the making of reasonable provisions for payment thereof); and

(iii) to the Members according to their respective Percentage Interests.

(b) If any assets of the Company are to be distributed in kind, the net Value of such assets as of the date of dissolution shall be determined by the Designated Manager. Such assets shall be deemed to have been sold as of the date of dissolution for their Value.

(c) Except as provided by law or as expressly provided in this Agreement, upon dissolution of the Company, each Member shall look solely to the assets of the Company for the return of its capital contribution. If the Company property remaining after the payment or discharge of the debts, liabilities and other obligations of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

Section 8.05. Certificate of Cancellation. When all debts, liabilities and Obligations have been paid and discharged or adequate provisions have been made therefor, the Commitments under the Loan Agreement have been terminated, and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed by the Designated Manager in accordance with the LLC Act. Upon the filing with the Secretary of State of the State of Delaware of a certificate of cancellation of the Certificate of Formation, the existence of the Company shall cease.

ARTICLE IX

INDEMNIFICATION

Section 9.01. Exculpation. None of any Member, the Special Member, any Manager or any partner, member, officer, employee, representative, agent, authorized person, authorized signatory or Affiliate of any Member, the Special Member or any Manager (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company, except that a Covered Person shall be liable for any such loss, damage or claim incurred as a direct result of any act or omission by such Covered Person that constitutes fraud, gross negligence, or willful misconduct.

Section 9.02. Indemnification. Subject to the provisions of Section 9.04 hereof, to the fullest extent permitted by law, the Company shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of any act or omission of such Covered Person or by reason of the fact that such Covered Person is or was a Covered Person, against any loss, damage, claim or expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such Covered Person in connection with the defense or settlement of the actions or suit if such Covered Person acted in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company; provided that such Covered Person shall not be entitled to indemnification if such loss, damage, claim or expenses was directly caused by any act or omission by such Covered Person that constitutes fraud, gross negligence or willful misconduct. Indemnification may not be made for any claim, issue or matter as to which such Covered Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; provided, however, that any indemnity under this Section 9.02 by the Company shall be provided out of and to the extent of Company assets only, and no Covered Person shall have personal liability on account thereof; provided, further, that prior to the Satisfaction Date, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) in respect of any indemnity hereunder shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents. Any Covered Person entitled to indemnification pursuant to this Section 9.02 shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such indemnified Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value, amount of assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

Section 9.03. Further Indemnity. To the fullest extent permitted by law, the Company shall indemnify any Person who is or was a Covered Person, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding referred to in Section 9.02 or in defense of any claim, issue or matter therein; provided, that prior to the Satisfaction Date, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) in respect of any indemnity hereunder shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

Section 9.04. Expenses. Any indemnification under Sections 9.02 and 9.03, as well as the advance payment of expenses permitted under Section 9.05 unless ordered by a court or advanced pursuant to Section 9.05 below, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. The determination must be made:

(a) by the Designated Manager if the Designated Manager was not a party to the act, suit or proceeding; or

(b) if the Designated Manager was a party to the act, suit or proceeding, either by all of the Members owning Percentage Interests in the Company or by independent legal counsel in a written opinion.

Section 9.05. Advance Payment of Expenses. The expenses of each Person who is or was a Covered Person, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Person is not entitled to be indemnified by the Company. The provisions of this Section 9.05 shall not affect any rights to advancement of expenses to which personnel other than the Members, the Special Member or the Managers (other than the Independent Manager) may be entitled under any contract or otherwise by law.

Section 9.06. Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IX:

(a) does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of any Member or otherwise, for either an action of any Person who is or was a Covered Person, in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification and advancement, unless ordered by a court or advanced pursuant to Section 9.05 above, may not be made to or on behalf of such Person if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action; and

(b) continues for a Person who has ceased to be a Covered Person and inures to the benefit of the successors, heirs, executors and administrators of such a Person.

Section 9.07. Subordination of Indemnification. Notwithstanding the foregoing provisions, any indemnification set forth herein shall be subject to the priority of payments set forth in the Loan Agreement and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay all its obligations to creditors.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Amendments. Subject to Section 1.08, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Designated Manager with the consent of the Majority Members. Notwithstanding anything to the contrary in this Agreement, this Agreement may not be modified, altered, supplemented or amended unless such action is permitted by or authorized in accordance with the Transaction Documents. Without limiting the generality of the foregoing, any modification, alteration, supplement or amendment to any Special Purpose Provision (or any other modification, alterations, supplement or amendment to this Agreement that would have the effect of modifying, altering, supplementing or amending the rights, duties or obligations of any Person under any Special Purpose Provision) shall require the consent of the Administrative Agent.

Section 10.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.03. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.04. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.05. Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the Members, and their permitted successors and assigns. Notwithstanding anything else contained herein a Member’s permitted successors and assigns must meet the qualifications for membership set forth in Section 5.01 of this Agreement.

Section 10.06. Enforcement by Managers. Notwithstanding any other provision of this Agreement, each Manager, each Member and the Special Member agree that this Agreement constitutes a legal, valid and binding agreement of such Manager, such Member and the Special Member, and is enforceable against such Member and the Special Member by the Designated Manager or by the Independent Manager, as appropriate, in accordance with its terms. The Designated Manager and the Independent Manager are intended beneficiaries of this Agreement. Except for the Administrative Agent, which is an intended third party beneficiary of the Special Purpose Provisions, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of a Member or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in this Section 10.06).

Section 10.07. Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Members and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company (pursuant to any applicable law or otherwise) or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to this Agreement.

Section 10.08. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (e.g., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

Section 10.09. Automatic Removal of Independent Manager and Special Member. Upon the occurrence of the Satisfaction Date (other than indemnification and other contingent Obligations), the person then serving as Independent Manager and Special Member hereunder shall cease to serve as an Independent Manager and Special Member, respectively, no Independent Manager or Special Member shall be required pursuant to this Agreement (and no further consents, approvals or permissions of an Independent Manager or Special Member shall be required), no Independent Manager or Special Member shall have any further rights or obligations under this Agreement and all references in this Agreement to the Independent Manager or a Special Member shall be deemed deleted, mutatis mutandi.

[signature page follows]

IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned as the Initial Member of the Company and is effective as of the date first set forth above.

Initial Member:	ADAMS STREET CREDIT SOLUTIONS FUND

	By:	/s/ Eric R. Mansell
Name: Eric R. Mansell
Title: Vice President, Chief Legal Officer and Secretary

Signature Page to Second Amended and Restated Limited Liability Company Agreement

of ASP BDC Lev Facilitation LLC

ACKNOWLEDGED AND AGREED:

/s/ Orlando Figueroa
Orlando Figueroa, as Independent Manager and Special Member

Signature Page to Second Amended and Restated Limited Liability Company Agreement

of ASP BDC Lev Facilitation LLC

ACKNOWLEDGED AND AGREED AS DESIGNATED MANAGER:

ADAMS STREET CREDIT SOLUTIONS FUND

By:	/s/ Eric R. Mansell
Name: Eric R. Mansell
Title: Vice President, Chief Legal Officer and Secretary

Signature Page to Second Amended and Restated Limited Liability Company Agreement

of ASP BDC Lev Facilitation LLC

SCHEDULE A

Members and Capital Contributions

Member’s Name	Capital Contribution	Percentage Interest
Adams Street Credit Solutions Fund	On file with the Company	100%